UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-A12B

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WESTERN SIZZLIN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-0723400
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

416 South Jefferson Street, Suite 600 Roanoke, Virginia	24011
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

(Title of Class)

Item 1.	Description of Registrant’s Securities to Be Registered.

A description of the common stock of Western Sizzlin Corporation (the “Company”), par value $0.01 per share, to be registered hereunder is set forth under the caption “Description of Western Capital Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-4, File No. 333-148349 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on December 27, 2007, as subsequently amended by any amendments to such Registration Statement.  Such Registration Statement, as amended, is hereby incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation, dated December 1, 1995 (1)

3.2	Certificate of Amendment to Restated Certificate of Incorporation, dated June 22, 1999 (1)

3.3	Certificate of Amendment to Restated Certificate of Incorporation, dated September 30, 2003 (1)

3.4	Certificate of Amendment to Restated Certificate of Incorporation, dated July 31, 2006 (1)

3.5	Certificate of Amendment to Restated Certificate of Incorporation, dated July 2, 2007 (1)

3.6	Restated Bylaws (2)

3.7	Amendment No. 1 to Restated Bylaws (2)

3.8	Amendment No. 2 to Restated Bylaws (2)

_________________

(1)	Incorporated by reference to the exhibits included with our quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 14, 2007.

(2)	Incorporated by reference to the exhibits included with our annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on April 6, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 22, 2008	WESTERN SIZZLIN CORPORATION

	By:	/s/ Robyn B. Mabe
		Name:	Robyn B. Mabe
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation, dated December 1, 1995 (1)

3.2	Certificate of Amendment to Restated Certificate of Incorporation, dated June 22, 1999 (1)

3.3	Certificate of Amendment to Restated Certificate of Incorporation, dated September 30, 2003 (1)

3.4	Certificate of Amendment to Restated Certificate of Incorporation, dated July 31, 2006 (1)

3.5	Certificate of Amendment to Restated Certificate of Incorporation, dated July 2, 2007 (1)

3.6	Restated Bylaws (2)

3.7	Amendment No. 1 to Restated Bylaws (2)

3.8	Amendment No. 2 to Restated Bylaws (2)

_________________

(1)	Incorporated by reference to the exhibits included with our quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 14, 2007.

(2)	Incorporated by reference to the exhibits included with our annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on April 6, 2006.